TIME WARNER INC.
                                     BY-LAWS
                      As Amended Through February 23, 2006

                                    ARTICLE I

                                     Offices

     SECTION 1. Registered Office. The registered office of TIME WARNER INC. (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

     SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

     SECTION 1. Place of Meeting. All meetings of the stockholders of the Corporation (the "stockholders") shall be at a place to be determined by the Board of Directors.


     SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.


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     SECTION 3. Special  Meetings.  Except as  otherwise  required by law or the
Restated Certificate of Incorporation of the Corporation (the "Certificate") and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer or a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

     SECTION 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

     SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

     SECTION 6. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief



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Executive  Officer,  (if the  position is held by an  individual  other than the
Chairman of the Board), or in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time
allotted  to  questions   or  comments  on  the  affairs  of  the   Corporation,
restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

     At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this
Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 7.

     For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "Secretary"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the 2001 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 18, 2000. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at

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such annual meeting,  the Corporation  need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause
(v) of the third preceding sentence.

     SECTION 8. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

     SECTION 9. Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock or Series Common Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

               (1) on the date fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

               (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     Each stockholder entitled to vote at any meeting of the stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person

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or  represented  by  proxy,  and  where a  separate  vote by class or  series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

     Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

     SECTION 10. Inspectors. The chairman of the meeting shall appoint two or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

     SECTION  11.  Public  Announcements.  For the  purpose of Section 7 of this
Article II and Section 3 of Article III, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or
(ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto.



                                   ARTICLE III

                               Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, subject to Section 15 of this Article III, the number of directors constituting the Whole Board shall be determined from time to time by the Board. The term "Whole Board" shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

     The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or

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upon dissolution,  liquidation or winding up pursuant to the terms of Article IV of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders, and shall hold office until the next annual meeting of the stockholders and until each of their successors shall have been duly elected and qualified.

     Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

     In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. At any annual meeting of stockholders at which directors are elected by the stockholders in an uncontested election, any nominee for director who, of the votes cast in such election with respect to such nominee, receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit an offer to resign from the Board no later than two weeks after the certification by the Corporation of the voting results. An uncontested election is one in which the number of individuals who have been nominated for election as a director is equal to, or less than, the number of directors constituting the Whole Board.

     The Board shall consider the resignation offer and may either (i) accept the offer of resignation or (ii) reject the offer and seek to address the underlying cause(s) of the majority-withheld vote. While the Board may delegate to a committee the authority to assist the Board in its review of the matter, the Board shall decide whether to accept or reject the resignation offer within 90 days following the certification of the stockholder vote. Once the Board makes this decision, the Corporation will promptly make a public announcement of the Board's decision in the manner described in Section 11 of Article II. If the Board rejects the offer of resignation, the public announcement will include a statement regarding the reasons for its decision.

     The  chairman of the  nominating  and  governance  committee  described  in
Section 1 of Article IV will have the authority to manage the Board's review of the resignation offer. In the event it is the chairman of the nominating and governance committee who received a majority-withheld vote, the independent directors who did not receive majority-withheld votes shall select a director to manage the process, and that director shall have the authority otherwise delegated to the chairman of the nominating and governance committee by this
Section 2 of Article III. Any director who tenders his or her offer of resignation as a result of a majority-withheld vote shall not participate in the committee's or the Board's deliberations or vote on whether to accept or reject the resignation offer.

     A majority of the members of the Board shall be persons determined by the Board to be independent directors. In order to determine that a director is independent pursuant to this Section 2, the Board shall make an affirmative determination that the director satisfies applicable regulatory requirements to be an independent director of the

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Corporation, that the director has no material relationship with the Corporation and its consolidated subsidiaries (collectively, the "Company"), and that the director is free of any other relationship (with the Company or otherwise) that would interfere with the exercise of independent judgment by such director. In making this determination, the Board shall consider all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist between the director and the Company, or between entities with which the director is affiliated and the Company. The Board may, from time to time, adopt categorical standards to guide its determination of materiality.

     SECTION 3. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this
Section  3 and who is  entitled  to vote  for the  election  of  directors.  Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the 2001 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 18, 2000 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (b) the class or series and numbers of shares of the
Corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each

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nominee  proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (f) the executed written consent of each nominee to serve as a director of the Corporation if so elected; and (g) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder's nominee(s) without having made the representations required by the
immediately  preceding  sentence.   Only  such  persons  who  are  nominated  in
accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors of the Corporation.

     Notwithstanding  anything in the  immediately  preceding  paragraph of this
Section 3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 5. Place of Meeting. Subject to Sections 6 and 7 of this Article III, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 6. Regular Meetings. No fewer than six regular meetings per year of the Board shall be held at such times as the Board shall from time to time by resolution determine, such meetings to be held seriatim (sequentially) in New York City and Northern Virginia, or at such other locations as the Board may determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the

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meeting is to be held,  the meeting  which would  otherwise  be held on that day shall be held at the same hour on the next succeeding business day.

     SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the non-employee directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.

     SECTION 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place but need not state the purpose of the meeting.

     SECTION 9. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

     SECTION 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

     SECTION 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     SECTION 13.  Vacancies.  Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon dissolution, liquidation or winding up, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors, which increase shall be subject to
Section 15 of this Article III, shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 13 shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified.

     SECTION 14. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.



                                   ARTICLE IV

                      Committees of the Board of Directors

     SECTION 1. Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors.

     (a) The Corporation shall have such committees of the Board as the Board shall determine from time to time in accordance with this Section 1 of Article IV, including the following committees of the Board with the following powers and authority: the nominating and governance committee, the audit and finance committee, and the compensation and human development committee.

     (b) The nominating and governance committee shall have the following powers and authority: (i) evaluating and recommending director candidates to the Board,
(ii) overseeing the assessment of Board and committee performance not less frequently than every year, (iii) recommending director compensation and benefits policies for the Board, (iv) evaluating and recommending to the Board candidates for Chief Executive

Officer, (v) reviewing individual director performance as issues arise, (vi) reviewing and recommending to the Board changes to the size and composition of the Board, (vii) periodically reviewing the Corporation's corporate governance profile (viii) overseeing and monitoring the Corporation's development and articulation of its core values, its public reputation, and its involvement in the communities in which it does business and (ix) performing such other functions as the Board shall determine in accordance with this Section 1 of
Article IV. The nominating and governance committee shall also have the powers and authority set forth in any nominating and governance committee charter adopted by the Board in accordance with this Section 1 of Article IV as may from time to time be required by any rule or regulation to which the Corporation is subject. Only directors who are determined by the Board, pursuant to Section 2 of Article III of these By-laws, to be independent and to satisfy applicable regulatory requirements may serve as members of the nominating and governance committee.

     (c) The audit and finance committee shall have the following powers and authority: (i) approving the appointment or removal of independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit and finance committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants selected by the committee and taking such action with respect thereto as it deems appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures and financial statements, (iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of the Corporation's internal financial controls, (vi) reviewing the accounting principles employed in the Corporation's financial reporting, (vii) reviewing and making recommendations to the Board concerning the financial structure and financial condition of the Corporation and its subsidiaries, including annual budgets, long-term financial plans, corporate borrowings, investments, capital expenditures, long-term commitments and the issuance of stock, (viii) approving such matters that are consistent with the general financial policies and direction from time to time determined by the Board and (ix) performing such other functions as the Board shall determine in accordance with this Section 1 of Article IV. The audit and finance committee shall also have the powers and authority set forth in any audit and finance committee charter adopted by the Board in accordance with this Section 1 of Article IV as may from time to time be required by any rule or regulation to which the Corporation is subject. Only directors who are determined by the Board, pursuant to Section 2 of Article III of these By-laws, to be independent and to satisfy applicable regulatory requirements may serve as members of the audit and finance committee.

     (d) The compensation and human development committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and its subsidiaries and divisions that the compensation and human development committee shall from time to time consider appropriate, as well as all employees of the Corporation compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board,
(ii) performing the duties of the committees of the Board provided for in any present or future stock option, restricted stock, incentive compensation or employee benefit plan of the Corporation and administering the stock option, restricted stock and stock incentive plans of the Corporation, (iii) delegating, to the extent permitted by law and to the extent it deems appropriate, any of its powers in connection with the administration of the stock option, stock incentive, restricted stock plans and other employee benefit plans of the Corporation, (iv) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation that the compensation and human development committee shall from time to time consider appropriate, (v) overseeing and monitoring the Corporation's human resources initiatives, including but not limited to efforts related to workforce diversity, and (vi) performing such other functions as the Board shall determine in accordance with this Section 1 of Article IV. The compensation and human development committee shall also have the powers and authority set forth in any compensation and human development committee charter adopted by the Board in accordance with this Section 1 of Article IV as may from time to time be required by any rule or regulation to which the Corporation is subject. Only directors who are determined by the Board, pursuant to Section 2 of Article III of these By-laws, to be independent and to satisfy applicable regulatory requirements may serve as members of the compensation and human development committee.

     (e) Except as otherwise provided by law or the Certificate, the Board may, from time to time, establish, eliminate and modify the power and authority of any of the Board's committee; change the size of a committee; and add, remove, or replace the chairman or member of any committee.

     SECTION 2. Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the total number of authorized committee members, whether or not there exist any vacancies or unfilled previously authorized committee seats. Special meetings of any committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board shall be sent by overnight delivery service, or mailed to each member thereof, in either case addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such member at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Unless otherwise required by these By-laws, every such notice shall state the time and place but need not state the purpose of such meeting. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat and no member shall protest the lack of notice to such member. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the authorized members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.


                                    ARTICLE V

                                    Officers

     SECTION 1. Number; Term of Office. The officers of the Corporation shall be elected by the Board and may consist of: a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Chairmen and Vice Presidents (including, without limitation, Assistant, Executive, Senior and Group Vice Presidents) and a Treasurer, Secretary and Controller and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board, the Chief Executive Officer and the Vice Chairmen shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

     SECTION 2. Removal. Subject to Section 14 of this Article V, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose or by any superior officer upon whom such power may be conferred by the Board.

     SECTION 3. Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Chairman of the Board. The Chairman of the Board may be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.

     SECTION 6. Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

     SECTION 7. Vice Chairmen. Any Vice Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

     SECTION 8. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

     SECTION 9. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

     SECTION 10. Treasurer. The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the

Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

     SECTION 11. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer, the Chief Financial Officer or as the Board may from time to time determine.

     SECTION 12. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

     SECTION 13. Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer. An Assistant Treasurer , Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

     SECTION 14. Additional Matters. The Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

                                   ARTICLE VI

                                 Indemnification

     SECTION 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article VI). Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI.

     SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 1 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this
Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this
Article VI.

     SECTION 3. Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

     SECTION 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

          (a) Advancement of Expenses. All reasonable expenses (including attorneys' fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

          (b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

               (ii) The Indemnitee's entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 4(e) of this Article VI), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the

     Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 4(e) of this Article VI) if (x) a Change in Control shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 4(c) of this Article VI.

               (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this Article VI, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

          (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VI, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article VI, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

          (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association;
     (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control).

                (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 4(a) of this Article VI or
     (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article VI, the
     Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                 (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
     Article VI.

                 (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails
     in  such judicial   adjudication  or arbitration.  If it  shall  be
     determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

        (e) Definitions. For purposes of this Article VI:

                (i) "Authorized Officer" means any one of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation.

                (ii) "Change in Control" means the occurrence of any of the following:(w)any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger,
     (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.

               (iii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

               (iv) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this
     Article VI.  Notwithstanding the foregoing, the term  "Independent
     Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

     SECTION 5. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 6. Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving
(a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a "Subsidiary Director") or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a "Requested Employee"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

     SECTION 7. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE VII

                                  Capital Stock

     SECTION 1. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board and the Chief Executive Officer, or by any Vice President, and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

     The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

     SECTION 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

     SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 5. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

     SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 7. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.


                                  ARTICLE VIII

                                      Seal

     The Board shall approve a suitable corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE IX

                                   Fiscal Year

     The fiscal year of the Corporation shall end on the 31st day of December in each year.


                                    ARTICLE X

                                Waiver of Notice

     Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.


                                   ARTICLE XI

                                   Amendments

     These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than twenty-four hours prior to the meeting. Unless a higher percentage is required by the Certificate, all such amendments must be approved by either the holders of 80% or more of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, or by a majority of the Board.


                                   ARTICLE XII

                                  Miscellaneous

     SECTION 1. Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

     SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

     SECTION 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

     SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

     SECTION 5. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.